FOR IMMEDIATE RELEASE
---------------------

                      MAXCOR FINANCIAL GROUP INC. ANNOUNCES
                      INCREASE IN STOCK REPURCHASE PROGRAM
                     ---------------------------------------

      (New York, New York - April 24, 2003) - Maxcor Financial Group Inc. (Nasdaq: MAXF) today announced that its Board of Directors has authorized the repurchase of up to an additional 700,000 shares, or approximately 10% of the Company's currently outstanding common stock, under its previously announced share repurchase program. This action increases the number of remaining shares that the Company is authorized to repurchase under its most recent July 2001 repurchase authorization to 1,089,193 shares. The July 2001 authorization was first increased in September 2001, and to date, 810,807 shares have been repurchased by the Company under this authorization. The Company currently has 7,058,860 shares outstanding.

      As has been the case with all authorizations under the repurchase program, share purchases will be made from time to time as market and business conditions warrant, in open market, negotiated or block transactions. All purchases are subject to the availability of shares at prices which are acceptable to the Company, and, accordingly, there is no guarantee as to the timing or number of shares to be repurchased.

      Maxcor Financial Group Inc. (www.maxf.com), through its various Euro Brokers businesses, is a leading domestic and international inter-dealer brokerage firm specializing in interest rate and other derivatives, emerging market debt products, cash deposits and other money market instruments, U.S. Treasury and federal agency bonds and repurchase agreements, and other fixed income securities. Maxcor Financial Inc., the Company's U.S. registered broker-dealer subsidiary, also conducts institutional sales and trading operations in municipal bonds, high-yield and distressed debt, convertible securities and equities. The Company employs approximately 500 persons worldwide and maintains principal offices in New York, London and Tokyo.

For Further Information, Please Contact:   Keith E. Reihl, (646) 346-7220



--------------------------------------------------------------------------------
This release contains certain "forward-looking" statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Wherever possible, we have identified these forward-looking statements by words such as "believes," "anticipates," "expects," "intends" and similar phrases. Such forward-looking statements, which describe our current beliefs concerning future business conditions and the outlook for the Company, are subject to significant uncertainties, many of which are beyond our control. Actual results or performance could differ materially from what we expect. Uncertainties include factors such as: market and economic conditions, including the level of trading volumes in the instruments we broker and interest rate volatilities; the effects of any additional terrorist acts or acts of war and governments' military and other responses to them; the scope of our recoveries from insurers; the success of our technology development and deployment; the status of our relationships with employees, clients, business partners, vendors and clearing firms; possible third-party litigations or regulatory actions against us or other unanticipated contingencies; the scope of our trading gains and losses; the actions of our competitors; and government regulatory changes. Reference is made to the "Cautionary Statements" section of our 2002 Annual Report on Form 10-K and to our subsequent filings, if any, with the Securities and Exchange Commission for a fuller description of these and additional uncertainties. The forward-looking statements made herein are only made as of the date of this press release, and we do not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.
--------------------------------------------------------------------------------

                                Page 5 of 5 Pages